UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

   Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

In connection with the pending acquisition of Twitter by an affiliate of Elon Musk, Sean Edgett, General Counsel at Twitter, emailed the following to Twitter employees on August 9, 2022:

Team,

Twitter stockholders should have received (or will very soon receive) voting materials in connection with the Special Meeting of Stockholders scheduled for September 13, 2022 by email or hard copy mail. The Twitter Board of Directors recommends that stockholders vote FOR the proposed acquisition of Twitter by affiliates of Elon Musk and all other proposals presented at the meeting.

The materials describe easy ways to vote electronically, over the phone, or by mail. If you received your voting materials by email, you can simply click the “Vote Now” button in the email. Otherwise, the easiest way to vote your shares is to go to proxyvote.com and enter the Control Number(s) provided to you in the materials. Please note that if you hold Twitter shares in more than one account (e.g., in our employee share purchase plan (ESPP), in registered name, or through a personal bank or brokerage account), you’ll receive separate emails or hard copies of voting materials for each account. To make sure that all your shares are represented, you must submit a vote for each account in which you hold Twitter shares. You will receive a separate Control Number for each account in which you own shares.

If you have any questions about how to vote, have not received your proxy card, or need assistance overall, please contact the firm assisting us, Innisfree, at +1 (877) 750-8338 (US/Canada) or +1 (412) 232-3651 (all other countries).

Thank you,

Sean